INVESTOR CONTACT: Donald J. MacLeod	FOR IMMEDIATE RELEASE:
(716) 842-5138	March 30, 2007

MEDIA CONTACT: C. Michael Zabel (716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER
EARNINGS INFORMATION AND CONFERENCE CALL

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported that its first quarter financial results will be impacted by current adverse market conditions.

Recent, well-publicized problems in the subprime residential mortgage lending market have had a negative effect on the rest of the residential mortgage marketplace, specifically with regard to alternative (“Alt-A”) residential mortgage loans that M&T actively originates for sale in the secondary market. Alt-A loans originated by M&T typically include some form of limited documentation requirements, as compared with more traditional residential mortgage loans. Unfavorable market conditions and lack of market liquidity impacted M&T’s willingness to sell Alt-A loans in the first quarter. At a recent auction of such loans fewer bids than normal were received and the pricing of those bids was lower than expected. In accordance with generally accepted accounting principles, loans held for sale must be recorded at the lower of cost or market value. As a result, the carrying value of M&T’s Alt-A portfolio that had been held for sale was reduced by $12 million in the first quarter of 2007, which M&T estimates will result in an after-tax reduction of net income of $7 million in the quarter, or $.07 per diluted share.

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Management of M&T believes that the value of the Alt-A residential mortgage loans it holds is greater than the amount implied by the few bidders presently active in the market. As a result, $883 million of Alt-A loans previously held for sale (including $808 million of first mortgage loans and $75 million of second mortgage loans) were transferred in March to M&T’s held-for-investment residential mortgage loan portfolio.

In addition, M&T is contractually obligated to repurchase previously sold Alt-A loans that do not ultimately meet investor sale criteria, including instances when mortgagors fail to make timely payments during the first 90 days subsequent to the sale date. Requests from investors for M&T to repurchase Alt-A loans have recently increased. As a result, during the first quarter of 2007, M&T accrued $6 million to provide for declines in market value of previously sold Alt-A mortgage loans that are expected to be repurchased. That loss will reduce M&T’s net income by $4 million or $.03 per diluted share.

M&T has initiated changes in its origination and sales practices as they relate to Alt-A lending that will likely result in lower originations of Alt-A mortgage loans in future quarters. Commenting on these matters, Robert G. Wilmers, M&T’s Chairman and Chief Executive Officer, said, “Although M&T’s residential mortgage banking business represents a relatively small portion of our overall net income, the current disruption in the secondary market for non-agency residential mortgage loans has impacted our first quarter results. We have acted quickly to make the operational changes necessary to mitigate future risk. We remain very committed to the business of providing residential mortgage loans to our customers and will continue to originate

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non-agency mortgage loans, albeit at modified standards. Furthermore, we do not expect these discreet first quarter events to have a lingering impact on the fundamentals of M&T’s core business model.”

Separately, M&T expects that the net interest margin for 2007’s first quarter will be approximately 3.60% — 3.65%, compared with 3.73% in the fourth quarter of 2006. Factors influencing that result include competitive pressures on deposit pricing and fewer prepayments of commercial real estate loans, resulting in lower collections of prepayment fees.

Coupling the factors described above with seasonally higher expenses in each year’s first quarter related to accelerated recognition of stock-based compensation expense due to awards to retirement-eligible employees and payroll-related taxes and other employee benefits, M&T estimates that diluted earnings per share for the first quarter of 2007 will be in the range of $1.50 to $1.60.

Consistent with its past practice of releasing first quarter earnings results on the morning of the annual meeting of stockholders, M&T expects to announce its first quarter results in a press release that will be issued before the market opens on Tuesday, April 17, 2007. M&T decided to make today’s announcement due to the uncertain conditions present in the secondary market for residential mortgage loans. Following the earnings release on April 17 and the annual meeting of stockholders, M&T will conduct a conference call and webcast at 3 p.m. Eastern Time to discuss the earnings results. The conference call and webcast may contain forward-looking statements and other material information.

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Domestic callers wishing to participate in the call may dial toll free (877) 780-2276. International participants, using any applicable international calling codes, may dial (973) 582-2700. Callers should reference M&T Bank Corporation or the conference ID #8628825. The conference call will be webcast live through M&T’s website. To access the live webcast, please visit M&T’s website at http://ir.mandtbank.com/conference.cfm.

A replay of the call will be available until Wednesday, April 18, 2007 by calling (877) 519-4471 or (973) 341-3080 for international participants, and by making reference to ID #8628825. The webcast will be archived and available by 7 p.m., April 17, 2007 on M&T’s website at http://ir.mandtbank.com/conference.cfm.

M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses, and market values of loans and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and required capital levels; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger and acquisition activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

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These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.